Exhibit 5.2

March 21, 2011

NBTY, Inc.

American Health, Inc.

MET-Rx USA, Inc.

Vitamin World Outlet Stores, Inc.

The Ester C Company

NatureSmart, LLC

2100 Smithtown Avenue

Ronkonkoma, New York 11779

Re:                               Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to each of the corporate entities listed on Schedule I attached hereto (each, a “Corporate Guarantor,” and, collectively, the “Corporate Guarantors”), and the limited liability company listed on Schedule II attached hereto (the “LLC Guarantor”) in connection with the guarantee by the Corporate Guarantors and the LLC Guarantor, along with certain other guarantors under the Indenture (as defined below), of $650,000,000 in aggregate principal amount of the 9% Senior Notes due 2018 (the “Exchange Notes”) of NBTY, Inc., a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such registration statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2011, under the Securities Act of 1933, as amended (the “Securities Act”).  The obligations of the Issuer under the Exchange Notes will be guaranteed by the Corporate Guarantors and the LLC Guarantor (the “Guarantees”), along with certain other guarantors.  The Exchange Notes and the Guarantees thereof are to be issued pursuant to the Indenture with respect to 9% Senior Notes due 2018 (the “Notes”), dated as of October 1, 2010, as supplemented (as may be further amended or supplemented from time to time, the “Indenture”), among the Issuer, the guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”).  The Exchange Notes and the Exchange Note Guarantees will be issued in exchange for the Issuer’s Notes and the related guarantees, on the terms set forth in the Prospectus (the “Prospectus”) contained in the Registration Statement and the letter of transmittal filed as an exhibit thereto.  The Corporate Guarantors and the LLC Guarantor are referred to collectively herein as the “Guarantors.”

In our capacity as counsel, we have examined copies of executed originals or of counterparts of the following documents:

(a)                                  the Registration Statement;

(b)                                 the Indenture (including the guarantees of the Guarantors set forth therein (the “Guarantees”));

(c)                                  the form of Exchange Notes;

(d)                                 the guarantees attached to the Exchange Notes (the “Exchange Note Guarantees”);

(e)                                  the Registration Rights Agreement dated as of October 1, 2010, to be filed as an exhibit to the Registration Statement;

(f)                                    a copy of the articles or certificates of incorporation and bylaws of each Corporate Guarantor listed on Schedule I hereto, each certified by the secretary or other officer of such Corporate Guarantor (collectively, the “Corporate Guarantor Charter Documents”);

(g)                                 a copy of the articles of organization and limited liability company agreement of the LLC Guarantor listed on Schedule II hereto, each certified by an authorized signatory of the LLC Guarantor (collectively, the “LLC Guarantor Charter Documents,” and, together with the Corporate Guarantor Charter Documents, the “Guarantor Charter Documents”);

(h)                                 a copy of the good standing certificates issued by the secretary of state of the state, or similar person having the power to issue such certificates, of the jurisdiction in which each Guarantor is incorporated or organized (collectively, the “GS Certificates”); and

(i)                                     the officer’s certificates of officers of the Company and each Guarantor (collectively, the “Officer’s Certificates”), together with the resolutions attached thereto.

The agreements and documents described in paragraphs (b) through (e) above are sometimes collectively referred to herein as the “Transaction Documents” and each individually as a “Transaction Document.”  The opinions given in paragraph 1 below as to the good standing of each of the Guarantors are based solely upon the GS Certificates.

We have reviewed such other documents and made such examinations of law as we have deemed appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of public officials, and, as to matters of fact material to our opinion also without independent verification, to the extent we deemed appropriate, on representations made in the Transaction Documents and certificates and other inquiries of officers of the Company and the Guarantors.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us.

Our opinions are expressly limited to (i) the laws of the State of Arizona under Title 10 of the Arizona Revised Statutes, Corporations and Associations (the “AZ Corporate Code”) in the case of The Ester C Company, the Colorado Limited Liability Company Act, Colo. Rev. Stat. Ann. § § 7-80-101 through 7-80-1101 (the “CO LLC Act”) in the case of NatureSmart, LLC, the laws of the state of Nevada under the Nevada Revised Statutes, Chapter 78, Private Corporations (the “NV Corporate Code”) in the case of American Health, Inc., MET-Rx USA, Inc. and Vitamin World Outlet Stores, Inc., and (ii) the Applicable Laws (as defined below) of the AZ Corporate Code, the CO LLC Act and the NV Corporate Code (collectively, the “Covered Laws”).  The term “Applicable Law” means any present statute, rule or regulation which in our experience and exercise of customary professional diligence is normally applicable both to entities that are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.                                       Each Corporate Guarantor is a corporation that is validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth on Schedule I hereto.  The LLC Guarantor is a limited liability company that is validly existing in good standing under the laws of the jurisdiction of its formation as set forth on Schedule II hereto.

2.                                       The execution and delivery of the Exchange Note Guarantees and the performance thereunder have been duly and validly authorized for issuance by each Guarantor.

3.                                       No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency under any Covered Law is required for the execution, delivery and performance of the Exchange Note Guarantees by the Guarantors, or consummation of the transactions contemplated thereby, except (i) as have been obtained and are in full force and effect and (ii) as may be required by applicable state securities or blue sky laws.

4.                                       The issuance of the Exchange Note Guarantees by the Guarantors and the performance by such Guarantors of their respective obligations thereunder will not violate: (a) in the case of any Guarantor, such Guarantor’s Guarantor Charter Documents or (b) violate any Covered Law.

We express no opinion as to the law of any jurisdiction other than the Covered Laws.

This opinion is limited to the matters expressly stated herein.  No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein.  We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  We hereby consent to your filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (May 1998).

Very truly yours,

/s/ Ballard Spahr LLP

SCHEDULE I

Corporate Guarantors

Corporate Guarantors	Jurisdiction of Organization

American Health, Inc.	Nevada
MET-Rx USA, Inc.	Nevada
Vitamin World Outlet Stores, Inc.	Nevada
The Ester C Company	Arizona

SCHEDULE II

LLC Guarantor

LLC Guarantor	Jurisdiction of Organization

NatureSmart, LLC	Colorado